EXHIBIT 21.1

SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

Audubon West Inc. (formerly Automatic Systems, Inc. (US-MO))

CM de Mexico (formerly Endor, S.A. de C.V. (Mexico))

CM Insurance Company, Inc. (US-NY)

Columbus McKinnon do Brazil Ltda. (Brazil)

Columbus McKinnon Limited (Canada)

Crane, Engineering & Service Group, Inc. (US-OK)

Larco Industrial Services, Ltd. (Canada)

Société d’Exploitation des Raccords Gautier (France)

Univeyor A/S (Denmark)

Ejendomsselskabet Lupinvej 11 (Denmark)

Univeyor AB (Sweden)

Univeyor Conveying Systems Ltd. (England)

Univeyor Electronic A/S (Denmark)

Yale Industrial Products, Inc. (US - DE)

Egyptian-American Crane Co. (Joint Venture)(Egypt)

Spreckels Water Company, Inc. (US-DE)

Spreckels Consolidated Industries, Inc. (US-CA)

Yale Industrial Products Ltd. (England)

Yale Industrial Products GmbH (Germany)

Camlok Lifting Clamps Ltd. (England)

Hangzhou LILA Lifting and Lashing Co. Ltd. (China)

Yale Elevación Ibérica S.L. (Spain)

Yale Hangzhou Industrial Products Ltd. (China)

Yale Industrial Products B.V. (The Netherlands)

Yale Industrial Products GmbH (Austria)

Yale Industrial Products Pty. Ltd. (South Africa)

Yale Industrial Products Asia (Thailand) Co. Ltd. (Thailand)

Yale Lavage (formerly Manutention Connection (France))

Yale Lifting & Mining Products (Pty.) Ltd. (South Africa)